Exhibit 99.1

FEDERAL REALTY INVESTMENT TRUST

SUPPLEMENTAL INFORMATION

December 31, 2007

TABLE OF CONTENTS

1.	Fourth Quarter 2007 Earnings Press Release	3

2.	Financial Highlights
	Summarized Income Statements	8
	Summarized Balance Sheets	9
	Funds From Operations / Summary of Capital Expenditures	10
	Market Data	11
	Components of Rental Income	12

3.	Summary of Debt
	Summary of Outstanding Debt and Capital Lease Obligations	13
	Summary of Debt Maturities	14

4.	Summary of Redevelopment Opportunities	15

5.	2007 Significant Acquisitions and Dispositions	16

6.	Real Estate Status Report	17

7.	Retail Leasing Summary	19

8.	Lease Expirations	20

9.	Portfolio Leased Statistics	21

10.	Summary of Top 25 Tenants	22

11.	Reconciliation of Net Income to FFO Guidance	23

12.	Joint Venture Disclosure
	Summarized Income Statements and Balance Sheets	25
	Summary of Outstanding Debt and Debt Maturities	26
	Current Year Acquisitions and Dispositions	27
	Real Estate Status Report	28

13.	Glossary of Terms	29

1626 East Jefferson Street

Rockville, Maryland 20852-4041

301/998-8100

Safe Harbor Language

Certain matters discussed within this Supplemental Information may be deemed to be forward-looking statements within the meaning of the federal securities laws. Although Federal Realty believes the expectations reflected in the forward-looking statements are based on reasonable assumptions, it can give no assurance that its expectations will be attained. These factors include, but are not limited to, the risk factors described in our Annual Report on Form 10-K filed on March 1, 2007, and include the following:

•	risks that our tenants will not pay rent or that we may be unable to renew leases or re-let space at favorable rents as leases expire;

•

risks that we may not be able to proceed with or obtain necessary approvals for any redevelopment or renovation project, and that completion of anticipated or ongoing property redevelopments or renovations may cost more, take more time to complete, or fail to perform as expected;

•	risks that the number of properties we acquire for our own account, and therefore the amount of capital we invest in acquisitions, may be impacted by our real estate partnership;

•

risks normally associated with the real estate industry, including risks that occupancy levels at our properties and the amount of rent that we receive from our properties may be lower than expected, that new acquisitions may fail to perform as expected, that competition for acquisitions could result in increased prices for acquisitions, that environmental issues may develop at our properties and result in unanticipated costs, and, because real estate is illiquid, that we may not be able to sell properties when appropriate;

•	risks that our growth will be limited if we cannot obtain additional capital;

•

risks of financing, such as our ability to consummate additional financings or obtain replacement financing on terms which are acceptable to us, our ability to meet existing financial covenants and the limitations imposed on our operations by those covenants, and the possibility of increases in interest rates that would result in increased interest expense; and

•

risks related to our status as a real estate investment trust, commonly referred to as a REIT, for federal income tax purposes, such as the existence of complex tax regulations relating to our status as a REIT, the effect of future changes in REIT requirements as a result of new legislation, and the adverse consequences of the failure to qualify as a REIT.

Given these uncertainties, readers are cautioned not to place undue reliance on any forward-looking statements that we make, including those in this Supplemental Information. Except as required by law, we make no promise to update any of the forward-looking statements as a result of new information, future events, or otherwise. You should review the risks contained in our Annual Report on Form 10-K, filed with the Securities and Exchange Commission on March 1, 2007.

FOR IMMEDIATE RELEASE

Investor and Media Inquiries
Andrew Blocher	Vikki Kayne
Senior Vice President,	Vice President,
Capital Markets & Investor Relations	Marketing and Corporate Communications
301/998-8166	301/998-8178
ablocher@federalrealty.com	vkayne@federalrealty.com

FEDERAL REALTY INVESTMENT TRUST ANNOUNCES

FOURTH QUARTER AND YEAR-END 2007 OPERATING RESULTS

ROCKVILLE, Md. (February 12, 2008) – Federal Realty Investment Trust (NYSE:FRT) today reported operating results for its fourth quarter and year-ended December 31, 2007.

•

Funds from operations available for common shareholders (FFO) per diluted share was $0.92 and earnings per diluted share was $2.14 for fourth quarter 2007, compared to $0.86 (excluding the $0.09 per diluted share non-cash preferred share redemption charge in fourth quarter 2006) and $0.32, respectively, for fourth quarter 2006.

•

For year-end 2007, FFO per diluted share was $3.63 and earnings per diluted share were $3.45, compared to $3.35 (excluding the $0.09 per diluted share preferred share redemption charge) and $1.92, respectively, for 2006.

•	Same-center property operating income for fourth quarter 2007 increased 4.9% including redevelopments and expansions, and 4.2% excluding redevelopments and expansions, over fourth quarter 2006.

•	Rent increases on lease rollovers of comparable retail space for fourth quarter 2007 were 22% on a cash-basis and 31% on a GAAP-basis.

•	Guidance for 2008 FFO per diluted share remains unchanged at $3.89 to $3.94.

Financial Results

In fourth quarter 2007, Federal Realty generated FFO of $52.8 million, or $0.92 per diluted share. This compares to FFO of $48.0 million, or $0.86 per diluted share (excluding $4.8 million, or $0.09 per diluted share preferred share redemption charge), in fourth quarter 2006. For the year ended December 31, 2007, Federal Realty generated FFO of $206.8 million, or $3.63 per diluted share. This compares to FFO of $181.9 million, or $3.35 per diluted share (excluding the preferred share redemption charge), in 2006.

FEDERAL REALTY INVESTMENT TRUST ANNOUNCES FOURTH QUARTER AND

YEAR-END 2007 OPERATING RESULTS

February 12, 2008

Net income available for common shareholders was $122.0 million and earnings per diluted share was $2.14 for the quarter ended December 31, 2007 versus $17.8 million and $0.32, respectively, for fourth quarter 2006. For the full year 2007, Federal Realty reported net income available for common shareholders of $195.1 million, or $3.45 per diluted share. This compares to net income available for common shareholders of $103.5 million, or $1.92 per diluted share, for the year ended December 31, 2006. The increases in net income available for common shareholders include an increase in gain on sale of real estate of $95.7 million ($1.68 per diluted share) for the quarter ended December 31, 2007 over the quarter ended December 31, 2006, and $70.8 million ($1.23 per diluted share) for the full year of 2007 over 2006.

FFO is a non-GAAP supplemental earnings measure which the Trust considers meaningful in measuring its operating performance. A reconciliation of FFO and FFO per diluted share to net income is attached to this press release.

Portfolio Results

In fourth quarter 2007, same-center property operating income, including redevelopment and expansion properties, increased 4.9% over fourth quarter 2006. When redevelopment and expansion properties are excluded from same-center results, property operating income for fourth quarter 2007 increased 4.2% compared to fourth quarter 2006. On an annual basis, same-center property operating income in 2007 increased 4.9% including redevelopments and expansions, and 3.5% excluding redevelopments and expansions.

The Trust’s overall portfolio was 96.7% leased as of December 31, 2007, compared to 96.5% on December 31, 2006. Federal Realty’s same-center portfolio was 96.7% leased on December 31, 2007, compared to 96.8% on December 31, 2006.

During fourth quarter 2007, the Trust signed 93 leases for 483,000 square feet of retail space. On a comparable space basis (i.e., spaces for which there was a former tenant), the Trust leased 472,000 square feet at an average cash-basis contractual rent increase per square foot (i.e., excluding the impact of straight-line rents) of 22%. The average contractual rent on this comparable space for the first year of the new lease is $19.65 per square foot compared to the average contractual rent of $16.04 per square foot for the last year of the prior lease. The previous average contractual rent is calculated by including both the minimum rent and the percentage rent actually paid during the last year of the lease term for the re-leased space. On a GAAP basis (i.e., including the impact of straight-line rents), rent increases per square foot for comparable retail space averaged 31% for fourth quarter 2007.

FEDERAL REALTY INVESTMENT TRUST ANNOUNCES FOURTH QUARTER AND

YEAR-END 2007 OPERATING RESULTS

February 12, 2008

For all of 2007, Federal Realty signed 312 leases representing 1.6 million square feet of comparable retail space at an average cash-basis contractual rent increase per square foot of 20%, and 30% on a GAAP-basis. The average cash-basis contractual rent on this comparable space for the first year of the new lease is $24.21 per square foot compared to the average cash-basis contractual rent of $20.24 per square foot for the last year of the prior lease. As of December 31, 2007, Federal Realty’s average contractual minimum rent for retail and commercial space in its portfolio is $20.42 per square foot.

“Federal Realty’s business strategy delivered another year of strong results in 2007 with significant contributions from leasing, development, acquisitions and improved operations,” commented Donald C. Wood, president and chief executive officer of Federal Realty Investment Trust. “Our high-quality portfolio of assets, low-risk operating strategy, and the strength of our balance sheet, including significant credit facility capacity, positions us to perform well in an uncertain economic environment.”

Regular Quarterly Dividends

Federal Realty also announced today that its Board of Trustees left the regular dividend rate on its common shares unchanged, declaring a regular quarterly cash dividend of $0. 61 per share on its common shares, resulting in an indicated annual rate of $2.44 per share. The regular common dividend will be payable on April 15, 2008 to common shareholders of record as of March 19, 2008.

Guidance

Federal Realty left its guidance for 2008 FFO per diluted share unchanged at a range of $3.89 to $3.94, and revised its 2008 earnings per diluted share guidance to a range of $2.08 to $2.13.

Summary of Other Quarterly Activities and Recent Developments

•

December 21, 2007 – Announced the pricing of a public offering of 2,000,000 common shares of beneficial interest at a price to the public of $81.21 per share, for net proceeds of approximately $162 million after deducting estimated offering expenses. Net proceeds from the offering will be used for general corporate purposes. The offering closed on December 27, 2007.

•

November 9, 2007 – The Company entered into a new $200 million unsecured term loan facility. The new facility has a one-year term with one one-year extension option and bears interest at LIBOR plus 57.5 basis points, based on the Company’s current credit ratings.

•	October 31, 2007 – Acquired the fee interest in Mid-Pike Plaza in Rockville, Maryland, and Huntington Shopping Center in Huntington, New York in exchange for leasehold interests of six

FEDERAL REALTY INVESTMENT TRUST ANNOUNCES FOURTH QUARTER AND

YEAR-END 2007 OPERATING RESULTS

February 12, 2008

retail properties in New Jersey (Allwood, Blue Star, Brunswick, Clifton, Hamilton and Rutgers Shopping Centers) via a Section 1031 tax-deferred exchange and $17.2 million of cash. Due to Mid-Pike Plaza’s proximity to Metrorail, the Montgomery County conference center and the desirable, in-fill nature of the site at the intersections of Rockville Pike, the new Montrose Parkway and Old Georgetown Road, the Trust anticipates seeking to entitle the approximately 20 acre site for high-density, mixed-use development, consistent with Montgomery County’s Smart Growth initiatives. The fully leased Huntington Shopping Center boasts strong household incomes and population density, consistent with Federal Realty’s sector leading demographics, and strong projected NOI growth over the next several years.

Conference Call Information

Federal Realty’s management team will present an in-depth discussion of the Trust’s operating performance on its fourth quarter and year-end 2007 earnings conference call, which is scheduled for February 13, 2008, at 11 a.m. Eastern Standard Time. To participate, please call (866) 314-5232 five to ten minutes prior to the call’s start time and use the Passcode FRT EARNINGS (required). The conference leader is Andrew Blocher. Federal Realty will also provide an online Web Simulcast on the Company’s Web site, www.federalrealty.com, which will remain available for 30 days following the call. A telephone recording of the call will also be available through March 13, 2008, by dialing (888) 286-8010 and using the Passcode 29366920.

About Federal Realty

Federal Realty Investment Trust is an equity real estate investment trust specializing in the ownership, management, development, and redevelopment of high quality retail assets. Federal Realty’s portfolio (excluding joint venture properties) contains approximately 18.2 million square feet located primarily in strategic metropolitan markets in the Northeast, Mid-Atlantic, and California. In addition, the Trust has an ownership interest in approximately 1.0 million square feet of retail space through a joint venture in which the Trust has a 30% interest. Our operating portfolio (excluding joint venture properties) was 96.7% leased to national, regional, and local retailers as of December 31, 2007, with no single tenant accounting for more than approximately 2.5% of annualized base rent. Federal Realty has paid quarterly dividends to its shareholders continuously since its founding in 1962, and has increased its dividend rate for 40 consecutive years, the longest record in the REIT industry. Federal Realty is an S&P MidCap 400 company and its shares are traded on the NYSE under the symbol FRT.

FEDERAL REALTY INVESTMENT TRUST ANNOUNCES FOURTH QUARTER AND

YEAR-END 2007 OPERATING RESULTS

February 12, 2008

Safe Harbor Language

Certain matters discussed within this press release may be deemed to be forward-looking statements within the meaning of the federal securities laws. Although Federal Realty believes the expectations reflected in the forward-looking statements are based on reasonable assumptions, it can give no assurance that its expectations will be attained. These factors include, but are not limited to, the risk factors described in our Annual Report on Form 10-K filed on March 1, 2007 and include the following:

•	risks that our tenants will not pay rent or that we may be unable to renew leases or re-let space at favorable rents as leases expire;

•

risks that we may not be able to proceed with or obtain necessary approvals for any redevelopment or renovation project, and that completion of anticipated or ongoing property redevelopments or renovations may cost more, take more time to complete, or fail to perform as expected;

•	risks that the number of properties we acquire for our own account, and therefore the amount of capital we invest in acquisitions, may be impacted by our real estate partnership;

•

risks normally associated with the real estate industry, including risks that occupancy levels at our properties and the amount of rent that we receive from our properties may be lower than expected, that new acquisitions may fail to perform as expected, that competition for acquisitions could result in increased prices for acquisitions, that environmental issues may develop at our properties and result in unanticipated costs, and, because real estate is illiquid, that we may not be able to sell properties when appropriate;

•	risks that our growth will be limited if we cannot obtain additional capital;

•

risks of financing, such as our ability to consummate additional financings or obtain replacement financing on terms which are acceptable to us, our ability to meet existing financial covenants and the limitations imposed on our operations by those covenants, and the possibility of increases in interest rates that would result in increased interest expense; and

•

risks related to our status as a real estate investment trust, commonly referred to as a REIT, for federal income tax purposes, such as the existence of complex tax regulations relating to our status as a REIT, the effect of future changes in REIT requirements as a result of new legislation, and the adverse consequences of the failure to qualify as a REIT.

Given these uncertainties, readers are cautioned not to place undue reliance on any forward-looking statements that we make, including those in this press release. Except as may be required by law, we make no promise to update any of the forward-looking statements as a result of new information, future events or otherwise. You should carefully review the risks and risk factors included in our Annual Report on Form 10-K filed March 1, 2007.

Federal Realty Investment Trust

Summarized Income Statements

December 31, 2007

	Three months ended December 31,		Year ended December 31,
	2007	2006	2007	2006
	(in thousands, except per share data)
	(unaudited)
Revenue
Rental income	$122,936	$109,667	$468,498	$414,979
Other property income	3,284	1,974	12,834	7,461
Mortgage interest income	1,174	1,317	4,560	5,095

Total revenue	127,394	112,958	485,892	427,535

Expenses
Rental	26,741	24,232	100,389	84,763
Real estate taxes	13,293	10,798	47,234	41,198
General and administrative	7,304	5,593	25,575	21,340
Depreciation and amortization	26,226	24,292	101,675	92,793

Total operating expenses	73,564	64,915	274,873	240,094

Operating income	53,830	48,043	211,019	187,441

Other interest income	298	331	921	2,042
Interest expense	(27,118)	(25,545)	(111,365)	(95,234)
Income from real estate partnership	275	122	1,395	656

Income from continuing operations before minority interests	27,285	22,951	101,970	94,905
Minority interests	(1,281)	(870)	(5,590)	(4,353)

Income from continuing operations	26,004	22,081	96,380	90,552
Discontinued operations
Discontinued Operations - Income	345	2,270	4,389	4,204
Discontinued Operations - Gain on sale of real estate	95,819	90	94,768	16,515

Results from discontinued operations	96,164	2,360	99,157	20,719

Income before gain on sale of real estate	122,168	24,441	195,537	111,271
Gain on sale of real estate	—	—	—	7,441

Net income	122,168	24,441	195,537	118,712

Dividends on preferred stock	(135)	(1,817)	(442)	(10,423)
Preferred stock redemption costs	—	(4,775)	—	(4,775)

Net income available for common shareholders	$122,033	$17,849	$195,095	$103,514

EARNINGS PER COMMON SHARE, BASIC
Continuing operations	$0.46	$0.28	$1.71	$1.41
Discontinued operations	1.70	0.04	1.77	0.39
Gain on sale of real estate	—	—	—	0.14

	$2.16	$0.32	$3.48	$1.94

Weighted average number of common shares, basic	56,526	55,092	56,108	53,469

EARNINGS PER COMMON SHARE, DILUTED
Continuing operations	$0.45	$0.28	$1.70	$1.40
Discontinued operations	1.69	0.04	1.75	0.38
Gain on sale of real estate	—	—	—	0.14

	$2.14	$0.32	$3.45	$1.92

Weighted average number of common shares, diluted	56,955	55,576	56,543	53,962

Federal Realty Investment Trust

Summarized Balance Sheets

December 31, 2007

	December 31,
	2007	2006
	(in thousands)
	(unaudited)
ASSETS

Real estate, at cost
Operating	$3,304,922	$2,931,391
Construction-in-progress	147,925	99,774
Assets held for sale (discontinued operations)	—	173,093

	3,452,847	3,204,258
Less accumulated depreciation and amortization	(756,703)	(740,507)

Net real estate	2,696,144	2,463,751

Cash and cash equivalents	50,691	11,495
Accounts and notes receivable	61,108	47,493
Mortgage notes receivable	40,638	40,756
Investment in real estate partnership	29,646	10,322
Prepaid expenses and other assets	111,070	114,789

TOTAL ASSETS	$2,989,297	$2,688,606

LIABILITIES AND SHAREHOLDERS’ EQUITY

Liabilities
Mortgages payable and capital lease obligations	$450,084	$406,153
Notes payable	210,820	109,024
Senior notes and debentures	977,556	1,127,508
Capital lease obligations of assets held for sale	—	54,245
Accounts payable and other liabilities	204,387	185,407

Total liabilities	1,842,847	1,882,337

Minority interests	31,818	22,191

Shareholders’ equity
Preferred stock	9,997	—
Common shares and other shareholders’ equity	1,104,635	784,078

Total shareholders’ equity	1,114,632	784,078

TOTAL LIABILITIES AND SHAREHOLDERS’ EQUITY	$2,989,297	$2,688,606

Federal Realty Investment Trust

Funds From Operations / Summary of Capital Expenditures

December 31, 2007

	Three months ended December 31,		Year ended December 31,
	2007	2006	2007	2006
	(in thousands, except per share data)		(in thousands, except per share data)
Funds from Operations available for common shareholders (FFO) (1)
Net income	122,168	24,441	195,537	118,712
Gain on sale of real estate	(95,819)	(90)	(94,768)	(23,956)
Depreciation and amortization of real estate assets	23,656	23,196	95,565	88,649
Amortization of initial direct costs of leases	2,361	2,013	8,473	7,390
Depreciation of real estate partnership assets	326	214	1,241	768

Funds from operations	52,692	49,774	206,048	191,563
Dividends on preferred stock	(135)	(1,817)	(442)	(10,423)
Income attributable to operating partnership units	232	88	1,156	748
Preferred stock redemption costs	—	(4,775)	—	(4,775)

FFO	$52,789	$43,270	$206,762	$177,113

FFO per diluted share	$0.92	$0.77	$3.63	$3.26
Preferred stock redemption costs per diluted share	—	0.09	—	0.09

FFO per diluted share before preferred stock redemption costs	$0.92	$0.86	$3.63	$3.35

Weighted average number of common shares, diluted	57,336	55,941	56,999	54,351

Summary of Capital Expenditures
Non-maintenance capital expenditures
Development, redevelopment and expansions	$27,009	$35,746	$102,929	$97,939
Tenant improvements and incentives	3,048	3,447	$17,855	14,618

Total non-maintenance capital expenditures	30,057	39,193	120,784	112,557
Maintenance capital expenditures	4,667	3,735	$11,054	7,319

Total capital expenditures	$34,724	$42,928	$131,838	$119,876

Dividends and Payout Ratios
Regular common dividends declared	$35,774	$31,809	$135,102	$122,459
Special common dividends declared (2)	—	—	—	10,606

Common dividends declared	$35,774	$31,809	$135,102	$133,065

Dividend payout ratio as a percentage of FFO (excluding special dividends) (2)	68%	74%	65%	69%
Dividend payout ratio as a percentage of FFO (excluding special dividends and preferred redemption costs) (2) (3)	68%	66%	65%	67%

Notes:

(1)	See Glossary of Terms.
(2)	The sale of condominiums at Santana Row resulted in special dividends in the first quarter of 2006.
(3)	In the fourth quarter of 2006, the Trust redeemed its Series B Preferred Shares and incurred a charge of $4.8 million in preferred stock redemption costs.

Federal Realty Investment Trust

Market Data

December 31, 2007

	December 31,
	2007	2006
	(in thousands, except per share data)
Market data
Common shares outstanding (1)	58,646	55,321
Market price per common share	$82.15	$85.00

Common equity market capitalization	$4,817,769	$4,702,285

Series 1 preferred shares outstanding (2)	400	—
Liquidation price per Series 1 preferred share	$25.00	$—

Series 1 preferred equity market capitalization	$10,000	$—

Equity market capitalization	$4,827,769	$4,702,285
Total debt (3)	1,638,460	1,696,930

Total market capitalization	$6,466,229	$6,399,215

Total debt to market capitalization at then current market price	25%	27%

Total debt to market capitalization at constant common share price of $85.00	25%	27%

Fixed rate debt ratio:
Fixed rate debt and capital lease obligations	87%	94%
Variable rate debt	13%	6%

	100%	100%

Notes:

(1)	Consists of 60,133,270 shares issued net of 1,487,605 shares held in Treasury as of December 31, 2007. As of December 31, 2006, consists of 56,805,816 shares issued net of 1,485,279 shares held in Treasury. Amounts do not include 380,938 and 377,210 Operating Partnership Units outstanding at December 31, 2007 and 2006, respectively.
(2)	These shares, issued March 8, 2007, are unregistered.
(3)	Total debt includes capital leases, mortgages payable, notes payable, senior notes and debentures, net of premiums and discounts from our consolidated balance sheet. It does not include the $24.5 million which is the Trust’s 30% share of the total $81.5 million debt of the partnership with Clarion Lion Properties Fund.

Federal Realty Investment Trust

Components of Rental Income

December 31, 2007

	Three months ended December 31,		Year ended December 31,
	2007	2006	2007	2006
	(in thousands)		(in thousands)
Minimum rents
Retail and commercial properties (1)	$89,721	$81,188	$347,938	$311,631
Residential (2)	4,035	3,632	15,312	12,805
Cost reimbursements	24,416	20,655	91,482	77,659
Percentage rents	3,192	2,427	7,884	6,921
Other rental income	1,572	1,765	5,882	5,963

Total rental income	$122,936	$109,667	$468,498	$414,979

Notes:

(1)	Minimum rents include $2.0 million and $1.0 million for the three months ended December 31, 2007 and 2006, respectively, and $8.2 million and $5.7 million for the year ended December 31, 2007 and 2006, respectively, to recognize minimum rents on a straight-line basis as required by GAAP. In addition, minimum rents include $0.7 million and $0.9 million for the three months ended December 31, 2007 and 2006, respectively, and $2.9 million and $2.5 million for the year ended December 31, 2007 and 2006, respectively, to recognize income from the amortization of in-place leases in accordance with SFAS 141.
(2)	Residential minimum rents consist of the entire rental amounts at Rollingwood Apartments, the Crest at Congressional Apartments and the residential units at Santana Row.

Federal Realty Investment Trust

Summary of Outstanding Debt and Capital Lease Obligations

December 31, 2007

	Maturity date	Stated interest rate as of December 31, 2007		Balance as of December 31, 2007		Weighted average effective rate at December 31, 2007 (i)
				(in thousands)
Mortgage loans (a)
Secured fixed rate
Leesburg Plaza	10/01/08	6.510%		$9,631
164 E Houston Street	10/06/08	7.500%		46
White Marsh Other	12/31/08	6.060%		1,149
Mercer Mall	04/01/09	8.375%		4,441
Federal Plaza	06/01/11	6.750%		33,675
Tysons Station	09/01/11	7.400%		6,217
White Marsh Plaza	04/01/13	6.040	%(b)	10,350
Crow Canyon	08/11/13	5.400%		21,588
Melville Mall	09/01/14	5.250	%(c)	25,095
THE AVENUE at White Marsh	01/01/15	5.460%		61,035
Barracks Road	11/01/15	7.950%		41,988
Hauppauge	11/01/15	7.950%		15,828
Lawrence Park	11/01/15	7.950%		29,761
Wildwood	11/01/15	7.950%		26,159
Wynnewood	11/01/15	7.950%		30,330
Brick Plaza	11/01/15	7.415%		31,128
Shoppers’ World	01/31/21	5.910%		5,980
Mount Vernon	04/15/28	5.660	%(d)	11,962
Chelsea	01/15/31	5.360%		8,240

Subtotal				374,603
Net unamortized discount				(628)

Total mortgage loans				373,975		6.90%

Notes payable
Unsecured fixed rate
Perring Plaza renovation	01/31/13	10.000%		1,420
Unsecured variable rate
Term note	11/06/08	LIBOR + .575	%(e)	200,000
Revolving credit facility	07/27/10	LIBOR + .425	%(f)	—
Escondido (municipal bonds)	10/01/16	3.474	%(g)	9,400

Total notes payable				210,820

Senior notes and debentures
Unsecured fixed rate
8.75% notes	12/01/09	8.750%		175,000
4.50% notes	02/15/11	4.500%		75,000
6.00% notes	07/15/12	6.000%		175,000
5.40% notes	12/01/13	5.400%		135,000
5.65% notes	06/01/16	5.650%		125,000
6.20% notes	01/15/17	6.200%		200,000
7.48% debentures	08/15/26	7.480	%(h)	50,000
6.82% medium term notes	08/01/27	6.820%		40,000

Subtotal				975,000
Net unamortized premium				2,556

Total senior notes and debentures				977,556		6.44%

Capital lease obligations

Various	Various thru 2106	Various		76,109		7.44%

Total debt and capital lease obligations				$1,638,460

Total fixed rate debt and capital lease obligations				$1,429,060	87%	6.62%
Total variable rate debt				209,400	13%	5.97%

TOTAL DEBT AND CAPITAL LEASES OBLIGATIONS				$1,638,460	100%	6.54%

	Three months ended			Year ended
	December 31,			December 31,
	2007	2006	2006 (k)	2007	2006	2006 (k)
Operational Statistics
Ratio of EBITDA to combined fixed charges and preferred share dividends (j)	5.84x	2.11x	2.42x	3.26x	2.55x	2.65x

Ratio of adjusted EBITDA to combined fixed charges and preferred share dividends (j)	2.66x	2.11x	2.43x	2.52x	2.36x	2.45x

Notes:

(a)	Mortgage loans do not include the Trust’s 30% share ($24.5 million) of the $81.5 million debt of the partnership with Clarion Lion Properties Fund.

(b)	The stated interest rate represents the weighted average interest rate for two mortgage loans secured by this property. The loan balance represents an interest-only note of $4.35 million at a stated rate of 6.18% and the remaining balance at a stated rate of 5.96%.

(c)	The Trust acquired control of Melville Mall through a 20 year master lease and secondary financing. Because the Trust controls this property and retains substantially all of the economic benefit and risk associated with it, this property is consolidated and the mortgage loan is reflected on the balance sheet though it is not a legal obligation of the Trust.

(d)	The interest rate is fixed at 5.66% for the first ten years and then will be reset to a market rate in 2013. The lender has the option to call the loan on April 15, 2013 or anytime thereafter.

(e)	The Trust entered into this term note on November 9, 2007. The weighted average effective rate, before amortization of debt fees, was 5.3% from November 9, 2007 through December 31, 2007. This term note is subject to a one-year extension at our option.

(f)	The weighted average effective rate, before amortization of debt fees, was 5.4% and 5.6% for the three months and year ended December 31, 2007, respectively. This credit facility is subject to a one-year extension at our option.

(g)	The bonds bear interest at a variable rate determined weekly which would enable the bonds to be remarketed at 100% of their principal amount.

(h)	On August 15, 2008, the debentures are redeemable by the holders thereof at the original purchase price of $1,000 per debenture.

(i)	The weighted average effective interest rate includes the amortization of any deferred financing fees, discounts and premiums, if applicable, and excludes performance-based rent on capital lease obligations.

(j)	Fixed charges consist of interest on borrowed funds (including capitalized interest), amortization of debt discount or premium and expense and the portion of rent expense representing an interest factor. EBITDA includes $95.8 and $94.8 million in gain on sale for the three months and year ended December 31, 2007, respectively, and $0.1 million and $24.0 million in gain on sale for the three months and year ended December 31, 2006, respectively. Adjusted EBITDA is reconciled to net income in the Glossary of Terms.

(k)	Adjusted to exclude the preferred share redemption charges incurred in November 2006 from preferred share dividends.

Federal Realty Investment Trust

Summary of Debt Maturities

December 31, 2007

DEBT MATURITIES

(in thousands)

Year	Scheduled Amortization	Maturities	Total		Percent of Debt Maturing	Cumulative Percent of Debt Maturing
2008	$7,509	$210,651	$218,160	(1)	13.4%	13.4%
2009	8,349	179,349	187,698		11.5%	24.9%
2010	8,924	—	8,924	(2)	0.5%	25.4%
2011	9,096	112,252	121,348		7.4%	32.8%
2012	9,296	175,000	184,296		11.3%	44.1%
2013	9,202	163,045	172,247		10.5%	54.6%
2014	9,164	20,127	29,291		1.8%	56.4%
2015	6,924	198,391	205,315		12.5%	68.9%
2016	2,976	134,400	137,376		8.4%	77.3%
2017	3,184	200,000	203,184		12.4%	89.7%
Thereafter	75,017	93,676	168,693		10.3%	100.0%

Total	$149,641	$1,486,891	$1,636,532	(3)	100.0%

Notes:

(1)	The Trust’s $200 million term note is subject to a one-year extension at our option.
(2)	The Trust’s $300 million four-year revolving credit facility is subject to a one-year extension at our option. As of December 31, 2007, there is $0 drawn under this credit facility.
(3)	The total debt maturities differs from the total reported on the consolidated balance sheet due to the unamortized discount or premium on certain senior notes, debentures and mortgage payables.

Federal Realty Investment Trust

Summary of Redevelopment Opportunities

December 31, 2007

Current Redevelopment Opportunities (1) ($ millions)

Property	Location	Opportunity	Projected ROI (2)	Projected Cost (1)	Cost to Date
Projects Stabilized in 2007 (3)

Rockville Town Square	Rockville, MD	Ground floor retail as part of urban mixed-use development (by others)	14%	$42		$36
Mercer Mall	Lawrenceville, NJ	Demolish, redevelop, and re-tenant.	11%	$23		$21
Willow Lawn	Richmond, VA	Anchor re-tenanting, small shop demolition, façade renovation, and site improvements	10%	$19		$18
Loehmann’s Plaza	Falls Church, VA	Grocer expansion, anchor relocation, façade renovation and site improvements	14%	$12		$10
Village of Shirlington - Phase II	Arlington, VA	Ground floor retail and parking garage as part of urban mixed-use development (by others)	12%	$8		$8
Leesburg Plaza - Pads	Leesburg, VA	Two new retail buildings and a bank pad site will be added	13%	$5		$3

Subtotal: Projects Anticipated to Stabilize in 2007 (3) (4)			12%	$109		$96

Projects Anticipated to Stabilize in 2008 (3)

Arlington East	Bethesda, MD	Ground floor retail, four levels of residential units above retail, two levels of below grade parking	9%	$79		$58
Hollywood Galaxy Building	Hollywood, CA	Re-tenanting three level entertainment center and converting project into urban neighborhood community center	12%	$16		$12
Eastgate	Chapel Hill, NC	Center redevelopment including new grocery anchor, façade renovation and site improvements.	10%	$9		$4

Subtotal: Projects Anticipated to Stabilize in 2008 (3) (4)			10%	$104		$74

Projects Anticipated to Stabilize in 2009 (3) (5)

Santana Row	San Jose. CA	5-story building with 15,000 square feet of ground level retail and 60,000 square feet of office space.	9%	$42		$1
Village of Shirlington - Phase III & IV	Arlington, VA	Ground lease to hotel operator and ground floor retail as part of office building development (by others)	16%	$7	$	<1
Houston Street	San Antonio, TX	Construction of a new building with ground level leased to Walgreen’s pharmacy and office above.	10%	$6		$1

Subtotal: Projects Anticipated to Stabilize in 2009 (3) (4) (5)			10%	$55		$2

Total: Projects Anticipated to Stabilize in 2007, 2008 and 2009 (3) (4)			11%	$268		$172

Potential future redevelopment pipeline includes (6):

Property	Location	Opportunity
Assembly Square	Somerville, MA	Potential substantial transit oriented mixed-use development
Bala Cynwyd	Bala Cynwyd, PA	Redevelopment of nine acres of land for a transit oriented mixed-use project or retail center
Bethesda Row	Bethesda, MD	Anchor re-tenanting and modifications of recently acquired building on Hampden Lane
Courthouse Center	Rockville, MD	Center redevelopment adjacent to Rockville Town Square
Flourtown	Flourtown, PA	Anchor re-tenanting, small shop demolition, new retail building, façade renovation, and site improvements.
Hollywood Peterson Building	Hollywood, CA	Co-terminus leases create potential for property redevelopment and expansion.
Linden Square	Wellesley, MA	Additional phases of infill redevelopment
Mercer Mall	Lawrenceville, NJ	Construction of new bank pad on outparcel.
Mid-Pike Plaza	Rockville, MD	Co-terminus leases create potential for retail redevelopment or transit oriented mixed-use development
Pike 7	Vienna, VA	Co-terminus leases create potential for retail redevelopment or mixed-use development
Santana Row	San Jose, CA	Future phases of mixed-use development
Westgate	San Jose, CA	Center redevelopment

Notes:

(1)	These current redevelopment opportunities are being pursued by the Trust. There is no guaranty that the Trust will ultimately complete any or all of these opportunities, that the Projected Return on Investment (ROI) or Projected Costs will be the amounts shown or that stabilization will occur as anticipated. The projected ROI and Projected Cost are management’s best estimate based on current information and may change over time.
(2)	Projected ROI reflects only the deal specific cash, unleveraged Incremental Property Operating Income (POI) generated by the redevelopment and is calculated as Incremental POI divided by cost. Incremental POI is the POI generated by the redevelopment after deducting rent being paid for the redevelopment space and any other space taken out of service to accommodate the redevelopment. Projected ROI does NOT include peripheral impacts, such as the impact on future lease rollovers at the property or the impact on the long-term value of the property. ROI for Mercer Mall (property acquired on the basis of redevelopment potential) is calculated as the increase in POI between acquisition and stabilization divided by the increase in cost basis between acquisition and stabilization.
(3)	Stabilization is the year in which 95% occupancy of the redeveloped space is achieved.
(4)	All subtotals and totals reflect cost weighted-average ROIs.
(5)	Excludes $55 million of development capital at Linden Square, anticipated at acquisition of this in-process development.
(6)	These future redevelopment opportunities are being explored by the Trust. There is no guaranty that the Trust will ultimately pursue or complete any or all of these opportunities.

Federal Realty Investment Trust

2007 Significant Acquisitions and Dispositions

Through December 31, 2007

Federal Realty Investment Trust Acquisitions

Date	Property	City / State	GLA	Purchase price		Anchor tenants
				(in millions)
February 28, 2007	Crow Canyon Crest	San Ramon, CA	17,000	$10.9
March 8, 2007	White Marsh Portfolio:	White Marsh, MD		189.4	(1)	Loews Theatre, Barnes & Noble, A.C. Moore, Old Navy, Staples, Giant Food
	THE AVENUE at White Marsh		296,000
	White Marsh Plaza		79,000
	The Shoppes at Nottingham Square		186,000
	White Marsh Other		53,000
May 30, 2007	Shoppers’ World	Charlottesville, VA	169,000	27.2		Whole Foods, Advance Auto, Staples
October 26, 2007	Mid-Pike Plaza	Rockville, MD	—	45.2	(2)	Linens ‘n Things, Toys R Us, Bally’s, AC Moore, Filene’s Basement
October 26, 2007	Huntington Shopping Center	Huntington, NY	—	37.7	(2)	Buy Buy Baby, Toys R Us, Bed, Bath & Beyond, Barnes & Noble

	Total		800,000	$310.4

Federal Realty Investment Trust Dispositions

Date	Property	City / State	GLA	Sales price
				(in millions)
April 5, 2007	Bath Shopping Center	Bath, ME	101,000	$21.8
June 20, 2007	Key Road Plaza	Keene, NH	76,000	15.3
June 20, 2007	Riverside Plaza	Keene, NH	218,000	25.9
October 11, 2007	Forest Hills Shopping Center	Forest Hills, NY	39,500	33.2
October 26, 2007	New Jersey Leasehold Interests:			65.7	(2)
	Allwood Shopping Center	Clifton, NJ	50,000
	Blue Star Shopping Center	Watchung, NJ	410,000
	Brunswick Shopping Center	North Brunswick, NJ	303,000
	Clifton Shopping Center	Clifton, NJ	80,000
	Hamilton Shopping Center	Hamilton, NJ	190,000
	Rutgers Shopping Center	Franklin, NJ	267,000

	Total		1,734,500	$161.9

Notes:

(1)	The acquisition also included ground leases covering approximately 50,000 square feet of office space and a hotel, which are not included in the GLA. The White Marsh portfolio was purchased using a combination of common and convertible preferred stock, down REIT units, and the assumption of fixed rate debt through a merger with Nottingham Properties, Inc.
(2)	On October 26, 2007, we completed an exchange transaction whereby we sold our leasehold interest in six properties and acquired the fee interest in Mid-Pike Plaza and Huntington Shopping Center. The transaction was completed as a 1031 tax-deferred exchange and a cash payment of $17.2 million. All eight properties were previously encumbered by capital lease obligations which were extinguished as part of the transaction. Prior to this transaction, the square footage for Mid-Pike Plaza and Huntington Shopping Center was already included in our overall portfolio square footage.

Federal Realty Investment Trust

Real Estate Status Report

December 31, 2007

Property Name		MSA Description	Year Acquired	Real Estate at Cost	Mortgage or Capital Lease Obligation (1)	GLA (2)	% Leased	% Occupied (3)	Average Rent PSF (4)	Grocery Anchor GLA (5)	Grocery Anchor (5)	Other Principal Tenants
				(in thousands)	(in thousands)
East Region

Washington Metropolitan Area
Bethesda Row	(6)	Washington, DC- MD-VA	1993-2006	$151,892	$12,576	477,000	92%	90%	$37.08	40,000	Giant Food	Barnes & Noble / Landmark Theater
Congressional Plaza	(7)	Washington, DC- MD-VA	1965	68,203		338,000	91%	91%	29.04	28,000	Whole Foods	Buy Buy Baby / Container Store
Courthouse Center	(8)	Washington, DC- MD-VA	1997	4,349		37,000	81%	81%	18.65
Falls Plaza/Falls Plaza-East		Washington, DC- MD-VA	1967-1972	11,590		144,000	99%	97%	26.19	51,000	Giant Food	CVS / Staples
Federal Plaza		Washington, DC- MD-VA	1989	62,113	33,675	248,000	99%	99%	28.79			TJ Maxx / Micro Center / Ross
Friendship Center		Washington, DC- MD-VA	2001	33,329		119,000	100%	100%	27.91			Borders / Linens 'n Things / Maggiano's
Gaithersburg Square		Washington, DC- MD-VA	1993	23,849		209,000	99%	99%	20.36			Bed, Bath & Beyond / Borders / Ross
Idylwood Plaza		Washington, DC- MD-VA	1994	15,539		73,000	100%	100%	40.32	30,000	Whole Foods
Laurel		Washington, DC- MD-VA	1986	47,374		386,000	99%	99%	17.01	61,000	Giant Food	Marshalls
Leesburg Plaza	(8)	Washington, DC- MD-VA	1998	33,856	9,631	236,000	99%	99%	20.66	55,000	Giant Food	Petsmart / Pier One / Office Depot
Loehmann’s Plaza		Washington, DC- MD-VA	1983	30,730		268,000	96%	96%	24.28			Bally's / Loehmann's
Mid-Pike Plaza		Washington, DC- MD-VA	1982	43,803		309,000	100%	100%	21.76			Linens 'n Things / Toys R Us / Bally's / AC Moore / Filene's Basement

Mount Vernon/South Valley/7770 Richmond Hwy	(8)	Washington, DC- MD-VA	2003-2006	76,828	11,962	566,000	97%	97%	14.57	62,000	Shoppers Food Warehouse	Bed, Bath & Beyond / Michaels / Home Depot / TJ Maxx / Gold's Gym
Old Keene Mill		Washington, DC- MD-VA	1976	5,707		92,000	100%	100%	25.27	24,000	Whole Foods
Pan Am		Washington, DC- MD-VA	1993	27,845		227,000	100%	100%	16.29	63,000	Safeway	Micro Center / Michaels
Pentagon Row		Washington, DC- MD-VA	1999	87,897		296,000	100%	100%	32.25	45,000	Harris Teeter	Bally's / Bed, Bath & Beyond / DSW / Cost Plus
Pike 7		Washington, DC- MD-VA	1997	34,647		164,000	100%	100%	32.48			DSW / Staples / TJ Maxx
Quince Orchard		Washington, DC- MD-VA	1993	20,258		253,000	98%	98%	19.83	24,000	Magruders	Circuit City / Staples
Rockville Town Square		Washington, DC- MD-VA	2006-2007	27,432		182,000	100%	100%	31.81			CVS / Gold's Gym
Rollingwood Apartments		Washington, DC- MD-VA	1971	7,066		N/A	96%	96%	N/A
Sam’s Park & Shop		Washington, DC- MD-VA	1995	12,226		49,000	90%	90%	34.69			Petco
Tower		Washington, DC- MD-VA	1998	19,756		112,000	71%	71%	25.04			Talbots
Tyson’s Station		Washington, DC- MD-VA	1978	3,499	6,217	49,000	100%	100%	35.54			Trader Joes
Village at Shirlington	(6)	Washington, DC- MD-VA	1995	45,876	6,240	245,000	99%	99%	28.18	28,000	Harris Teeter	AMC Loews / Carlyle Grand Café
Wildwood		Washington, DC- MD-VA	1969	17,650	26,159	85,000	98%	98%	67.08	20,000	Balducci's	CVS

		Total Washington Metropolitan Area		913,314		5,164,000	97%	97%	25.75

New York / New Jersey
Brick Plaza		Monmouth-Ocean, NJ	1989	56,000	31,128	409,000	100%	100%	14.70	66,000	A&P	AMC Loews / Barnes & Noble / Sports Authority
Forest Hills		New York, NY	1997	8,079		46,000	100%	100%	23.38			Midway Theatre
Fresh Meadows		New York, NY	1997	68,120		403,000	95%	95%	23.45	15,000	Associated Food Stores	Filene's Basement / Kohl's / AMC Loews
Hauppauge		Nassau-Suffolk, NY	1998	27,511	15,828	133,000	99%	99%	22.20	61,000	Shop Rite	AC Moore
Huntington		Nassau-Suffolk, NY	1988	37,755		279,000	100%	100%	18.85			Buy Buy Baby /Toys R Us / Bed, Bath & Beyond / Barnes & Noble
Melville Mall	(9)	Nassau-Suffolk, NY	2006	68,510	25,095	248,000	100%	100%	15.85	54,000	Waldbaum's	Kohl's / Marshalls
Mercer Mall	(10)	Trenton, NJ	2003	104,046	56,827	501,000	100%	96%	19.73	75,000	Shop Rite	Bed, Bath & Beyond / DSW / TJ Maxx / Raymour & Flanigan
Troy		Newark, NJ	1980	22,514		207,000	88%	86%	16.86	64,000	Pathmark	AC Moore

		Total New York / New Jersey		392,535		2,226,000	98%	97%	18.91

Philadelphia Metropolitan Area
Andorra		Philadelphia, PA-NJ	1988	22,997		267,000	99%	99%	12.95	24,000	Acme Markets	Kohl's / Staples / L.A. Fitness
Bala Cynwyd		Philadelphia, PA-NJ	1993	26,551		280,000	100%	100%	14.80	45,000	Acme Markets	Lord & Taylor / L.A. Fitness
Ellisburg Circle		Philadelphia, PA-NJ	1992	27,249		268,000	99%	99%	13.57	47,000	Genuardi's	Stein Mart
Feasterville		Philadelphia, PA-NJ	1980	11,764		111,000	100%	100%	13.52	53,000	Genuardi's	OfficeMax
Flourtown		Philadelphia, PA-NJ	1980	13,037		180,000	89%	44%	19.69	42,000	Genuardi's
Langhorne Square		Philadelphia, PA-NJ	1985	18,676		216,000	100%	100%	13.83	55,000	Redner's Warehouse Mkts.	Marshalls
Lawrence Park		Philadelphia, PA-NJ	1980	29,053	29,761	353,000	100%	100%	16.63	53,000	Acme Markets	CHI / TJ Maxx / HomeGoods
Northeast		Philadelphia, PA-NJ	1983	21,691		285,000	93%	86%	10.51			Burlington Coat / Marshalls
Town Center of New Britain		Philadelphia, PA-NJ	2006	13,951		124,000	88%	88%	9.47	36,000	Giant Food	Rite Aid
Willow Grove		Philadelphia, PA-NJ	1984	26,819		215,000	99%	99%	18.26			Barnes & Noble / Marshalls / Toys R Us
Wynnewood		Philadelphia, PA-NJ	1996	36,053	30,330	255,000	96%	96%	22.24	98,000	Genuardi's	Bed, Bath & Beyond / Borders / Old Navy

		Total Philadelphia Metropolitan Area		247,841		2,554,000	97%	93%	15.12

New England
Assembly Square/Sturtevant Street		Boston-Cambridge- Quincy, MA-NH	2005-2006	122,894		554,000	100%	100%	13.41			AC Moore / Bed, Bath & Beyond / Christmas Tree Shops / Kmart / Staples / Sports Authority / TJ Maxx
Chelsea Commons		Boston-Cambridge- Quincy, MA-NH	2006-2007	20,642	8,240	196,000	91%	91%	8.68	16,000	Sav-A-Lot	Home Depot
Dedham Plaza		Boston-Cambridge- Quincy, MA-NH	1993	30,315		242,000	91%	91%	15.16	80,000	Star Market
Linden Square		Boston-Cambridge- Quincy, MA-NH	2006-2007	131,799		156,000	93%	89%	42.68	33,000	Roche Brothers Supermarkets	CVS / Fitness Club for Women / Wellesley Volkswagen, Buick
North Dartmouth		Boston-Cambridge- Quincy, MA-NH	2006	27,214		183,000	100%	100%	9.60	48,000	Stop & Shop	Lowe's Home Center
Queen Anne Plaza		Boston-Cambridge- Quincy, MA-NH	1994	15,032		149,000	100%	100%	15.01	50,000	Hannaford	TJ Maxx
Saugus Plaza		Boston-Cambridge- Quincy, MA-NH	1996	13,610		171,000	94%	94%	10.36	55,000	Super Stop & Shop	Kmart

		Total New England		361,506		1,651,000	96%	96%	15.10

Baltimore
Governor Plaza		Baltimore, MD	1985	21,007		269,000	100%	91%	15.18	16,500	Aldi	Bally's / Office Depot
Perring Plaza		Baltimore, MD	1985	26,418		402,000	99%	99%	12.10	58,000	Shoppers Food Warehouse	Home Depot / Burlington Coat Factory / Jo-Ann Stores
THE AVENUE at White Marsh	(11)	Baltimore, MD	2007	93,320	61,035	298,000	98%	97%	19.07			AMC Loews / Old Navy / Barnes & Noble / AC Moore
The Shoppes at Nottingham Square		Baltimore, MD	2007	15,783		186,000	100%	100%	14.91			Lowe's Home Center
White Marsh Plaza		Baltimore, MD	2007	24,897	10,350	80,000	98%	98%	18.18	54,000	Giant Food
White Marsh Other		Baltimore, MD	2007	63,757	1,149	52,000	100%	92%	21.82

		Total Baltimore		245,182		1,287,000	99%	97%	15.41

Federal Realty Investment Trust

Real Estate Status Report

December 31, 2007

Property Name		MSA Description	Year Acquired	Real Estate at Cost	Mortgage or Capital Lease Obligation (1)	GLA (2)	% Leased	% Occupied (3)	Average Rent PSF (4)	Grocery Anchor GLA (5)	Grocery Anchor (5)	Other Principal Tenants
				(in thousands)	(in thousands)
Chicago
Crossroads		Chicago, IL	1993	22,919		173,000	89%	88%	18.78			Golfsmith / Guitar Center
Finley Square		Chicago, IL	1995	29,216		315,000	98%	87%	9.00			Bed, Bath & Beyond / Petsmart
Garden Market		Chicago, IL	1994	11,515		140,000	96%	96%	12.27	63,000	Dominick's	Walgreens
North Lake Commons		Chicago, IL	1994	13,407		129,000	93%	93%	13.37	77,000	Dominick's

		Total Chicago		77,057		757,000	95%	90%	12.65

East Region - Other
Barracks Road		Charlottesville, VA	1985	43,832	41,988	488,000	100%	100%	18.60	99,000	Harris Teeter / Kroger	Bed, Bath & Beyond /Barnes & Noble / Old Navy
Bristol Plaza		Hartford, CT	1995	24,516		273,000	98%	98%	10.61	74,000	Stop & Shop	TJ Maxx
Eastgate		Raleigh-Durham- Chapel Hill, NC	1986	22,759		156,000	97%	87%	17.91			Stein Mart
Gratiot Plaza		Detroit, MI	1973	18,133		217,000	100%	100%	11.18	69,000	Kroger	Bed, Bath & Beyond / Best Buy / DSW
Greenwich Avenue		New Haven-Bridgeport- Stamford-Waterbury	1995	15,998		42,000	100%	100%	51.26			Saks Fifth Avenue
Lancaster	(10)	Lancaster, PA	1980	10,872	4,907	107,000	99%	99%	13.11	39,000	Giant Food	Michaels
Shoppers’ World		Charlottesville, VA	2007	29,089	5,980	170,000	96%	96%	11.16	28,000	Whole Foods	Staples
Shops at Willow Lawn		Richmond-Petersburg, VA	1983	75,124		476,000	91%	91%	16.03	60,000	Kroger	Old Navy / Staples / Ross

		Total East Region - Other		240,323		1,929,000	97%	96%	15.72

		Total East Region		2,477,758		15,568,000	97%	96%	19.23

West Region

California
Colorado Blvd		Los Angeles-Long Beach, CA	1996-1998	16,604		69,000	100%	100%	33.92			Pottery Barn / Banana Republic
Crow Canyon		San Ramon, CA	2005-2007	64,472	21,588	242,000	91%	90%	18.66	58,000	Albertson's	Loehmann's / Rite Aid
Escondido	(12)	San Diego, CA	1996	28,006		222,000	98%	98%	21.74			Cost Plus / TJ Maxx / Toys R Us
Fifth Ave		San Diego, CA	1996-1997	12,938		51,000	83%	83%	28.13			Urban Outfitters
Hermosa Ave		Los Angeles-Long Beach, CA	1997	5,395		22,000	100%	100%	32.06
Hollywood Blvd	(13)	Los Angeles-Long Beach, CA	1999	36,945		150,000	85%	85%	22.04			DSW / L.A. Fitness
Kings Court	(8)	San Jose, CA	1998	11,523		79,000	100%	100%	24.97	25,000	Lunardi's Super Market	Longs Drug Store
Old Town Center		San Jose, CA	1997	33,657		95,000	96%	96%	29.69			Borders / Gap Kids / Banana Republic
Santana Row		San Jose, CA	1997	471,216		562,000	100%	100%	41.74			Crate & Barrel / Container Store / Best Buy / Borders / CineArts Theatre
Third St Promenade		Los Angeles-Long Beach, CA	1996-2000	78,989		211,000	98%	98%	54.14			J. Crew / Banana Republic / Old Navy / Abercrombie & Fitch
Westgate		San Jose, CA	2004	115,761		645,000	99%	99%	12.29	38,000	Safeway	Target / Burlington Coat Factory / Barnes & Noble / Ross
150 Post Street		San Francisco, CA	1997	37,216		102,000	96%	92%	39.38			Brooks Brothers / H & M

		Total California		912,722		2,450,000	97%	96%	28.10

West Region - Other
Houston St		San Antonio, TX	1998	62,367	46	177,000	73%	73%	16.79			Hotel Valencia

		Total West Region		975,089		2,627,000	95%	95%	27.52

Grand Total				$3,452,847	$450,712	18,195,000	97%	95%	$20.42

Notes:

(1)	The mortgage or capital lease obligations differ from the total reported on the consolidated balance sheet due to the unamortized discount or premium on certain mortgage payables.
(2)	Excludes newly created redevelopment square footage not yet in service, as well as residential and hotel square footage.
(3)	For purposes of this schedule, “occupied” refers to spaces where the lease term and obligation to pay rent have commenced.
(4)	Calculated as the aggregate, annualized in-place contractual (cash basis) minimum rent for all occupied spaces divided by the aggregate GLA of all occupied spaces.
(5)	Grocery anchor is defined as a grocery tenant leasing 15,000 square feet or more.
(6)	Portion of property subject to capital lease obligation.
(7)	Total investment includes dollars associated with the 146 units of The Crest at Congressional. The Trust has a 64.1% ownership interest in the property.
(8)	Property owned in a “downreit” partnership, of which a wholly owned subsidiary of the Trust is the sole general partner, with third party partners holding operating partnership units.
(9)	On October 16, 2006, the Trust acquired control of Melville Mall through a 20 year master lease and secondary financing. Since the Trust controls this property and retains substantially all of the economic benefit and risks associated with it, we consolidate this property and its operations.
(10)	Property subject to capital lease obligation.
(11)	50% of the ownership of this property is in a “downreit” partnership, of which a wholly owned subsidiary of the Trust is the sole general partner, with third party partners holding operating partnership units.
(12)	The Trust has a 70% ownership interest in the property.
(13)	The Trust has a 90% ownership interest in the property.

Federal Realty Investment Trust

Retail Leasing Summary (1)

December 31, 2007

Total Lease Summary - Comparable (2)

Quarter	Number of Leases Signed	% of Comparable Leases Signed	GLA Signed	Contractual Rent (3) Per Sq. Ft.	Prior Rent (4) Per Sq. Ft.	Annual Increase in Rent	Cash Basis % Increase Over Prior Rent	Straight-lined Basis % Increase Over Prior Rent	Weighted Average Lease Term (5)	Tenant Improvements & Incentives (6)	Tenant Improvements & Incentives Per Sq. Ft.
4th Quarter 2007	87	100%	471,853	$19.65	$16.04	$1,701,647	22%	31%	4.7	$2,360,410	$5.00
3rd Quarter 2007	71	100%	410,312	$23.36	$19.65	$1,519,764	19%	31%	7.4	$4,764,140	$11.61
2nd Quarter 2007	73	100%	340,579	$26.70	$22.52	$1,423,650	19%	29%	7.0	$4,799,408	$14.09
1st Quarter 2007	81	100%	333,563	$29.18	$24.59	$1,532,269	19%	30%	6.3	$2,988,801	$8.96

Total - 12 months	312	100%	1,556,307	$24.21	$20.24	$6,177,330	20%	30%	6.4	$14,912,759	$9.58

New Lease Summary - Comparable (2)
Quarter	Number of Leases Signed	% of Comparable Leases Signed	GLA Signed	Contractual Rent (3) Per Sq. Ft.	Prior Rent (4) Per Sq. Ft.	Annual Increase in Rent	Cash Basis % Increase Over Prior Rent	Straight-lined Basis % Increase Over Prior Rent	Weighted Average Lease Term (5)	Tenant Improvements & Incentives (6)	Tenant Improvements & Incentives Per Sq. Ft.
4th Quarter 2007	23	26%	118,389	$20.47	$16.35	$487,942	25%	40%	7.4	$2,345,410	$19.81
3rd Quarter 2007	26	37%	199,685	$21.79	$18.89	$578,760	15%	27%	10.2	$4,730,710	$23.69
2nd Quarter 2007	26	36%	194,278	$24.01	$19.81	$815,119	21%	32%	9.0	$4,774,408	$24.58
1st Quarter 2007	35	43%	160,286	$32.46	$26.23	$997,918	24%	33%	8.2	$2,937,651	$18.33

Total - 12 months	110	35%	672,638	$24.74	$20.46	$2,879,739	21%	32%	8.8	$14,788,179	$21.99

Renewal Lease Summary - Comparable (2) (7)
Quarter	Number of Leases Signed	% of Comparable Leases Signed	GLA Signed	Contractual Rent (3) Per Sq. Ft.	Prior Rent (4) Per Sq. Ft.	Annual Increase in Rent	Cash Basis % Increase Over Prior Rent	Straight-lined Basis % Increase Over Prior Rent	Weighted Average Lease Term (5)	Tenant Improvements & Incentives (6)	Tenant Improvements & Incentives Per Sq. Ft.
4th Quarter 2007	64	74%	353,464	$19.37	$15.94	$1,213,705	22%	28%	3.8	$15,000	$0.04
3rd Quarter 2007	45	63%	210,627	$24.85	$20.38	$941,004	22%	34%	5.0	$33,430	$0.16
2nd Quarter 2007	47	64%	146,301	$30.27	$26.11	$608,531	16%	27%	4.9	$25,000	$0.17
1st Quarter 2007	46	57%	173,277	$26.15	$23.06	$534,351	13%	27%	4.2	$51,150	$0.30

Total - 12 months	202	65%	883,669	$23.81	$20.08	$3,297,591	19%	29%	4.4	$124,580	$0.14

Total Lease Summary - Comparable and Non-comparable (2)
Quarter	Number of Leases Signed	GLA Signed	Contractual Rent (3) Per Sq. Ft.	Weighted Average Lease Term (5)	Tenant Improvements & Incentives (6)	Tenant Improvements & Incentives Per Sq. Ft.
4th Quarter 2007	93	482,730	$20.36	5.0	$2,686,086	$5.56
3rd Quarter 2007	80	442,942	$24.35	7.6	$6,450,056	$14.56
2nd Quarter 2007	90	378,337	$28.39	7.3	$6,752,914	$17.85
1st Quarter 2007	90	394,695	$29.04	7.1	$4,358,045	$11.04

Total - 12 months	353	1,698,704	$25.21	6.8	$20,247,101	$11.92

Notes:

(1)	Leases on this report represent retail activity only; office and residential leases are not included.
(2)	Comparable leases represent those leases signed on spaces for which there was a former tenant.
(3)	Contractual rent represents contractual minimum rent under the new lease for the first 12 months of the term.
(4)	Prior rent represents minimum rent and percentage rent, if any, paid by the prior tenant in the final 12 months of the term.
(5)	Weighted average is determined on the basis of square footage.
(6)	See Glossary of Terms.
(7)	Renewal leases represent expiring leases rolling over with the same tenant in the same location. All other leases are categorized as new.

Federal Realty Investment Trust

Lease Expirations

December 31, 2007

Assumes no exercise of lease options

	Anchor Tenants (1)			Small Shop Tenants			Total
Year	Expiring SF	% of Anchor SF	Minimum Rent PSF (2)	Expiring SF	% of Small Shop SF	Minimum Rent PSF (2)	Expiring SF	% of Total SF	Minimum Rent PSF (2)
2008	455,000	5%	$9.02	818,000	11%	$21.82	1,273,000	7%	$17.24
2009	1,086,000	11%	$11.94	964,000	13%	$27.04	2,050,000	12%	$19.04
2010	720,000	7%	$11.15	903,000	12%	$27.65	1,623,000	9%	$20.33
2011	691,000	7%	$15.03	1,097,000	15%	$30.10	1,788,000	10%	$24.28
2012	998,000	10%	$13.27	997,000	14%	$30.78	1,995,000	12%	$22.02
2013	955,000	10%	$13.93	577,000	8%	$30.52	1,532,000	9%	$20.18
2014	812,000	8%	$18.25	337,000	5%	$34.33	1,148,000	7%	$22.99
2015	438,000	4%	$16.12	371,000	5%	$27.36	809,000	5%	$21.27
2016	384,000	4%	$18.42	438,000	6%	$30.54	822,000	5%	$24.88
2017	605,000	6%	$16.76	422,000	6%	$30.94	1,027,000	6%	$22.58
Thereafter	2,879,000	28%	$14.65	341,000	5%	$33.42	3,221,000	18%	$16.63

Total (3)	10,023,000	100%	$14.30	7,265,000	100%	$28.87	17,288,000	100%	$20.42

Assumes all lease options are exercised

	Anchor Tenants (1)			Small Shop Tenants			Total
Year	Expiring SF	% of Anchor SF	Minimum Rent PSF (2)	Expiring SF	% of Small Shop SF	Minimum Rent PSF (2)	Expiring SF	% of Total SF	Minimum Rent PSF (2)
2008	212,000	2%	$9.41	572,000	8%	$21.88	784,000	5%	$18.51
2009	279,000	3%	$10.64	526,000	7%	$28.30	805,000	5%	$22.18
2010	239,000	2%	$5.97	495,000	7%	$29.39	734,000	4%	$21.77
2011	25,000	0%	$7.20	634,000	9%	$28.23	658,000	4%	$27.47
2012	256,000	3%	$15.12	596,000	8%	$31.14	852,000	5%	$26.32
2013	111,000	1%	$13.35	428,000	6%	$28.32	539,000	3%	$25.24
2014	332,000	3%	$13.99	431,000	6%	$31.68	763,000	4%	$23.98
2015	189,000	2%	$16.78	421,000	6%	$25.12	610,000	4%	$22.53
2016	125,000	1%	$20.71	410,000	6%	$30.85	535,000	3%	$28.48
2017	127,000	1%	$24.20	516,000	7%	$30.06	644,000	4%	$28.86
Thereafter	8,128,000	82%	$14.51	2,236,000	30%	$29.89	10,364,000	59%	$17.82

Total (3)	10,023,000	100%	$14.30	7,265,000	100%	$28.87	17,288,000	100%	$20.42

Notes:

(1)	Anchor is defined as a tenant leasing 15,000 square feet or more.
(2)	Minimum Rent reflects in-place contractual (cash-basis) rent as of December 31, 2007.
(3)	Represents occupied square footage as of December 31, 2007.

Federal Realty Investment Trust

Portfolio Leased Statistics

December 31, 2007

Overall Portfolio Statistics (1)

	At December 31, 2007			At December 31, 2006
Type	Size	Leased	Leased %	Size	Leased	Leased %
Retail Properties (2) (sf)	18,195,000	17,595,000	96.7%	18,800,000	18,141,000	96.5%

Residential Properties (3) (units)	723	685	94.7%	723	689	95.3%

Same Center Statistics (1)

	At December 31, 2007			At December 31, 2006
Type	Size	Leased	Leased %	Size	Leased	Leased %
Retail Properties (2) (4) (sf)	14,488,000	14,010,000	96.7%	14,453,000	13,997,000	96.8%

Residential Properties (3) (units)	723	685	94.7%	428	408	95.3%

Notes:

(1)	See Glossary of Terms.
(2)	Leasable square feet; excludes redevelopment square footage not yet placed in service.
(3)	Overall portfolio statistics at December 31, 2007 and 2006 include Rollingwood, The Crest at Congressional and the residential rental units at Santana Row. Same center statistics at December 31, 2006 included only Rollingwood and The Crest at Congressional.
(4)	Excludes properties purchased, sold or under redevelopment.

Federal Realty Investment Trust

Summary of Top 25 Tenants

December 31, 2007

Rank	Tenant Name	Annualized Base Rent		Percentage of Total Annualized Base Rent	Tenant GLA		Percentage of Total GLA	Number of Stores Leased
1	Bed, Bath & Beyond, Inc.	$8,947,000		2.53%	611,000		3.36%	14
2	Ahold USA, Inc.	$8,678,000		2.46%	628,000		3.45%	12
3	Safeway, Inc.	$6,684,000		1.89%	481,000		2.64%	9
4	Gap, Inc.	$6,364,000		1.80%	220,000		1.21%	11
5	TJX Companies	$6,298,000		1.78%	541,000		2.97%	15
6	CVS Corporation	$5,443,000		1.54%	168,000		0.92%	15
7	Barnes & Noble, Inc.	$4,705,000		1.33%	201,000		1.10%	8
8	OPNET Technologies, Inc.	$3,539,000		1.00%	83,000		0.46%	2
9	DSW, Inc	$3,486,000		0.99%	125,000		0.69%	5
10	Best Buy Stores, L.P.	$3,394,000		0.96%	97,000		0.53%	2
11	Staples, Inc.	$3,376,000		0.96%	187,000		1.03%	9
12	Supervalu (Acme/Sav-A-Lot/Star Mkt/Shoppers Food)	$3,204,000		0.91%	338,000		1.86%	7
13	Borders Group, Inc.	$2,834,000		0.80%	129,000		0.71%	5
14	Home Depot, Inc.	$2,832,000		0.80%	335,000		1.84%	4
15	Kohl’s Corporation	$2,785,000		0.79%	322,000		1.77%	3
16	Wakefern Food Corporation	$2,594,000		0.73%	136,000		0.75%	2
17	Wachovia Corporation	$2,476,000		0.70%	58,000		0.32%	11
18	Michaels Stores, Inc.	$2,468,000		0.70%	168,000		0.92%	8
19	Ross Stores, Inc.	$2,432,000		0.69%	149,000		0.82%	5
20	L.A. Fitness International LLC	$2,388,000		0.68%	117,000		0.64%	3
21	Container Store, Inc.	$2,354,000		0.67%	52,000		0.29%	2
22	Loews Cineplex Entertainment	$2,250,000		0.64%	166,000		0.91%	4
23	PETsMART, Inc.	$2,224,000		0.63%	130,000		0.71%	5
24	Dollar Tree Stores, Inc.	$2,174,000		0.62%	147,000		0.81%	13
25	Bally’s Health & Tennis	$2,151,000		0.61%	156,000		0.86%	5

	Totals - Top 25 Tenants	$96,080,000		27.21%	5,745,000		31.57%	179

	Total: (1)	$353,161,000	(2)		18,195,000	(3)		2,368

Notes:

(1)	Does not include amounts related to leases these tenants have with our partnership with Clarion Lion Properties Fund.
(2)	Reflects annual in-place contractual (cash-basis) rent as of December 31, 2007.
(3)	Excludes redevelopment square footage not yet placed in service.

Federal Realty Investment Trust

Reconciliation of Net Income to FFO Guidance

December 31, 2007

	2008 Guidance
	($ millions except per share amounts) (1)
Net income	$123	to	$126
Gain on sale of real estate	0		0
Depreciation and amortization of real estate & real estate partnership assets	97		97
Amortization of initial direct costs of leases	10		10

Funds from operations	230		233
Income attributable to operating partnership units	1		1
Dividends on preferred stock	(1)		(1)

Funds from operations available for common shareholders	231	to	234

Weighted Average Shares (diluted)	59.4

Funds from operations available for common shareholders per diluted share	$3.89		$3.94

Note:

(1)	Individual items may not add up to total due to rounding.

Federal Realty Investment Trust

Joint Venture Disclosure

December 31, 2007

Clarion Lion Properties Fund

Federal Realty Investment Trust

Summarized Income Statements and Balance Sheets - Joint Venture

December 31, 2007

	Three months ended December 31,		Year ended December 31,
	2007	2006	2007	2006
	(in thousands)		(in thousands)
	(unaudited)
CONSOLIDATED INCOME STATEMENTS
Revenues
Rental income	$4,566	$2,989	$17,233	$10,321
Other property income	97	45	333	202

	4,663	3,034	17,566	10,523

Expenses
Rental	911	709	2,864	1,870
Real estate taxes	431	283	1,614	958
Depreciation and amortization	1,171	795	4,471	2,767

	2,513	1,787	8,949	5,595

Operating income	2,150	1,247	8,617	4,928
Interest expense	(1,135)	(1,073)	(4,478)	(3,506)

Net income	$1,015	$174	$4,139	$1,422

	December 31,
	2007	2006
	(in thousands)
CONSOLIDATED BALANCE SHEETS
ASSETS
Real estate, at cost	$201,641	$128,946
Less accumulated depreciation and amortization	(9,894)	(5,468)

Net real estate	191,747	123,478

Cash and cash equivalents	1,453	2,116
Other assets	7,173	4,064

TOTAL ASSETS	$200,373	$129,658

LIABILITIES AND PARTNERS’ CAPITAL

Liabilities
Mortgages payable	$81,540	$77,425
Other liabilities	8,691	6,716

Total liabilities	90,231	84,141

Partners’ capital	110,142	45,517

TOTAL LIABILITIES AND PARTNERS’ CAPITAL	$200,373	$129,658

Federal Realty Investment Trust

Summary of Outstanding Debt and Debt Maturities - Joint Venture

December 31, 2007

OUTSTANDING DEBT

	Maturity	Stated Interest Rate as of December 31, 2007		Balance
				(in thousands)
Mortgage Loans
Secured Fixed Rate

Campus Plaza	12/01/09	4.530	% (a)	$11,000
Pleasant Shops	12/01/09	4.530	% (a)	12,400
Plaza del Mercado	07/05/14	5.770	% (b)	13,255
Atlantic Plaza	12/01/14	5.120	% (a)	10,500
Barcroft Plaza	07/01/16	5.990	% (a)(c)	20,785
Greenlawn Plaza	07/01/16	5.900	% (a)	13,600

	Total Fixed Rate Debt			$81,540

Debt Maturities

(in thousands)

Year	Scheduled Amortization	Maturities	Total	Percent of Debt Maturing	Cumulative Percent of Debt Maturing
2008	$175	$—	$175	0.2%	0.2%
2009	185	23,400	23,585	28.9%	29.1%
2010	196	—	196	0.2%	29.3%
2011	208	—	208	0.3%	29.6%
2012	220	—	220	0.3%	29.9%
2013	233	—	233	0.3%	30.2%
2014	142	22,396	22,538	27.6%	57.8%
2015	—	—	—	0.0%	57.8%
2016	—	34,385	34,385	42.2%	100.0%

Total	$1,359	$80,181	$81,540	100.0%

Notes:

(a)	Interest only until maturity.
(b)	Effective July 5, 2007, principal and interest payments are due based on a 30-year amortization schedule.
(c)	The stated interest rate represents the weighted average interest rate for two mortgage loans secured by this property. The loan balance represents a note of $16.6 million at a stated rate of 6.06% and a note of $4.2 million at a stated rate of 5.71%.

Federal Realty Investment Trust

Current Year Acquisitions and Dispositions - Joint Venture

Through December 31, 2007

Joint Venture Acquisitions - Unconsolidated (30% owned)

Date	Property	City / State	GLA	Purchase price	Anchor tenants
				(in thousands)
February 15, 2007	Freestate Shopping Center	Bowie, MD	278,000	$64.1	Super Giant, Ross, AMF Bowling, TJ Maxx, Office Depot
February 20, 2007	Lake Barcroft Shopping Center (1)	Falls Church, VA	9,000	6.0	Bank of America

	Total		287,000	$70.1

Note:

(1)	Lake Barcroft Shopping Center is adjacent to and operated as part of Barcroft Plaza.

Federal Realty Investment Trust

Real Estate Status Report - Joint Venture

December 31, 2007

Property Name	MSA Description	Year Acquired	Real Estate at Cost	Mortgage or Capital Lease Obligation	GLA	% Leased	% Occupied	Average Rent PSF	Grocery Anchor GLA (1)	Grocery Anchor (1)	Other Principal Tenants
			(in thousands)	(in thousands)
East Region

Washington Metropolitan Area
Barcroft Plaza	Washington, DC-MD-VA	2006-2007	33,988	$20,785	100,000	100%	100%	$18.22	46,000	Harris Teeter	Bank of America
Free State Shopping Center	Washington, DC-MD-VA	2007	65,737		279,000	99%	99%	13.70	73,000	Giant Food	TJ Maxx / Ross / Office Depot
Plaza del Mercado	Washington, DC-MD-VA	2004	20,784	13,255	96,000	93%	92%	17.16	25,000	Giant Food	CVS

	Total Washington Metropolitan Area		120,509		475,000	98%	98%	15.30

New York / New Jersey
Greenlawn Plaza	Nassau-Suffolk, NY	2006	19,983	13,600	106,000	100%	100%	15.46	46,000	Waldbaum's	Tuesday Morning

	Total New York / New Jersey		19,983		106,000	100%	100%	15.46

New England
Atlantic Plaza	Boston-Worcester- Lawrence-Lowell- Brockton, MA	2004	16,361	10,500	123,000	100%	100%	12.98	63,000	Shaw's Supermarket	Sears
Campus Plaza	Boston-Worcester-Lawrence- Lowell-Brockton, MA	2004	22,101	11,000	116,000	100%	100%	12.10	46,000	Roche Brothers	Burlington Coat Factory
Pleasant Shops	Boston-Worcester-Lawrence- Lowell-Brockton, MA	2004	22,687	12,400	130,000	95%	95%	11.70	38,000	Foodmaster	Marshalls

	Total New England		61,149		369,000	98%	98%	12.26

	Total East Region		201,641		950,000	98%	98%	14.14

Grand Totals			$201,641	$81,540	950,000	98%	98%	$14.14

Note:

(1)	Grocery anchor is defined as a grocery tenant leasing 15,000 square feet or more.

Glossary of Terms

Adjusted EBITDA: Adjusted EBITDA is a non-GAAP measure that means net income or loss plus depreciation and amortization, net interest expense, income taxes, gain or loss on sale of real estate and impairments of real estate, if any. Adjusted EBITDA is presented because we believe that it provides useful information to investors regarding our ability to service debt and because it approximates a key covenant in material notes. Adjusted EBITDA should not be considered an alternative measure of operating results or cash flow from operations as determined in accordance with GAAP. The reconciliation of Adjusted EBITDA, to net income for the three months and year ended December 31, 2007 and 2006 is as follows:

	For the Three Months Ended December 31,		For the Year Ended December 31,
	2007	2006	2007	2006
	(in thousands)		(in thousands)
Net income	$122,168	$24,441	$195,537	$118,712
Depreciation and amortization	26,509	25,561	105,966	97,879
Interest expense	27,642	27,625	117,394	102,808
Other interest income	(333)	(489)	(1,337)	(2,616)

EBITDA	175,986	77,138	417,560	316,783
Gain on sale of real estate	(95,819)	(90)	(94,768)	(23,956)

Adjusted EBITDA	$80,167	$77,048	$322,792	$292,827

Funds From Operations (FFO): FFO is a supplemental measure of real estate companies’ operating performances. The National Association of Real Estate Investment Trusts (“NAREIT”) defines FFO as follows: income available for common shareholders before depreciation and amortization of real estate assets and excluding extraordinary items and gains and losses on sale of real estate. NAREIT developed FFO as a relative measure of performance and liquidity of an equity REIT in order to recognize that the value of income-producing real estate historically has not depreciated on the basis determined under GAAP. However, FFO does not represent cash flows from operating activities in accordance with GAAP (which, unlike FFO, generally reflects all cash effects of transactions and other events in the determination of net income); should not be considered an alternative to net income as an indication of our performance; and is not necessarily indicative of cash flow as a measure of liquidity or ability to pay dividends. We consider FFO a meaningful, additional measure of operating performance because it primarily excludes the assumption that the value of real estate assets diminishes predictably over time, and because industry analysts have accepted it as a performance measure. Comparison of our presentation of FFO to similarly titled measures for other REITs may not necessarily be meaningful due to possible differences in the application of the NAREIT definition used by such REITs.

Property Operating Income: Rental income, other property income and mortgage interest income, less rental expenses and real estate taxes and excluding operating results from discontinued operations.

Overall Portfolio: Includes all operating properties owned in reporting period.

Same Center: Information provided on a same center basis is provided for only those properties that were owned and operated for the entirety of both periods being compared, excludes properties that were redeveloped, expanded or under development and properties purchased or sold at any time during the periods being compared.

Tenant Improvements and Incentives: Represents not only the total dollars committed for the improvement (fit-out) of a space as it relates to a specific lease but may also include base building costs (i.e. expansion, escalators or new entrances) which are required to make the space leasable. Incentives include amounts paid to tenants as an inducement to sign a lease that do not represent building improvements.